EXHIBIT 1

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                      STOCK AND WARRANT PURCHASE AGREEMENT


                                  By and Among


                            Z-TEL TECHNOLOGIES, INC.


                                       And


                    THE INVESTORS LISTED ON SCHEDULE I HERETO





                        --------------------------------

                               Dated July 2, 2001

                        --------------------------------





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                                Table of Contents

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ARTICLE 1    DEFINITIONS.......................................................1

     1.1          Definitions..................................................1
     1.2          Additional Definitions.......................................8
     1.3          Accounting Terms; Financial Covenants.  .....................9

ARTICLE 2    PURCHASE AND SALE OF PREFERRED SHARES
                  AND WARRANTS.................................................9

     2.1          Purchase and Sale of Preferred Shares and Warrants...........9
     2.2          Purchase and Sale of Preferred Stock After Effective Date...11
     2.3          Series G Certificate of Designation.........................11
     2.4          Use of Proceeds.............................................11
     2.5          Allocation of Purchase Price................................11

ARTICLE 3    CONDITIONS TO THE OBLIGATION OF THE
                  INVESTORS TO CLOSE..........................................12

     3.1          Representations and Warranties True.........................12
     3.2          Compliance with this Investment Agreement...................12
     3.3          Officer's Certificate.......................................12
     3.4          Secretary's Certificate.....................................12
     3.5          Documents...................................................12
     3.6          Purchase Permitted by Applicable Laws.......................12
     3.7          Filing of Series G Certificate of Designation...............13
     3.8          Opinion of Counsel..........................................13
     3.9          Approval of Counsel to the Investors........................13
     3.10         Consents and Approvals......................................13
     3.11         Consent of Certain Preferred Stockholders...................13
     3.12         Rights Plan.................................................13
     3.13         No Material Adverse Change..................................13
     3.14         Conduct of Business.........................................13
     3.15         Registration Rights Agreement...............................13
     3.16         Charter and By-Laws of the Company..........................13
     3.17         Market Conditions...........................................14
     3.18         No Litigation...............................................14
     3.19         No Default or Breach........................................14
     3.20         NASDAQ......................................................14
     3.21         Other Investors.............................................14
     3.22         Warrants....................................................14
     3.23         BackUp Purchase Agreement...................................14
     3.24         Certificate of Designation, Series E........................15

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ARTICLE 4    CONDITIONS TO THE OBLIGATION
                  OF THE COMPANY TO CLOSE.....................................15

     4.1          Representations and Warranties True.........................15
     4.2          Compliance with this Investment Agreement...................15
     4.3          Issuance Permitted by Applicable Laws.......................15
     4.4          Approval of Counsel to the Company..........................15
     4.5          Consents and Approvals......................................16
     4.6          Consent of Certain Preferred Stockholders...................16

ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................16

     5.1          Corporate Existence and Power...............................16
     5.2          Corporate Authorization; No Contravention...................16
     5.3          Governmental Authorization; Third Party Consents............17
     5.4          Binding Effect..............................................17
     5.5          No Legal Bar................................................17
     5.6          Litigation..................................................17
     5.7          No Default or Breach........................................18
     5.8          Title to Properties.........................................18
     5.9          Taxes.......................................................18
     5.10         Financial Condition.........................................18
     5.11         No Material Adverse Change..................................18
     5.12         Commission Documents........................................18
     5.13         Environmental Matters.......................................19
     5.14         Investment Company..........................................19
     5.15         Subsidiaries................................................19
     5.16         Capitalization..............................................19
     5.17         Solvency....................................................19
     5.18         Private Offering............................................19
     5.19         Broker's, Finder's or Similar Fees..........................20
     5.20         Full Disclosure.............................................20
     5.21         Regulatory Compliance.......................................20
     5.22         Certain Statutes............................................21
     5.23         Registration Rights Agreement...............................21
     5.24         Trade Relations.............................................22
     5.25         Material Contracts..........................................22
     5.26         Business Model..............................................22
     5.27         No Undisclosed Financial Liabilities........................22
     5.28         Intellectual Property.......................................22
     5.29         ERISA.......................................................24
     5.30         Labor Relations.............................................24

ARTICLE 6    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS..................24

     6.1          Existence and Power.........................................24
     6.2          Authorization; No Contravention.............................25
     6.3          Binding Effect..............................................25

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     6.4          No Legal Bar................................................25
     6.5          Purchase for Own Account....................................25
     6.6          Broker's, Finder's or Similar Fees..........................26
     6.7          Investment Knowledge........................................26

ARTICLE 7    INDEMNIFICATION..................................................27

     7.1          Indemnification by the Company..............................27
     7.2          Notification................................................27
     7.3          Registration Rights Agreement...............................28

ARTICLE 8    AFFIRMATIVE COVENANTS............................................28

     8.1          Financial Statements........................................28
     8.2          Certificates; Other Information.............................29
     8.3          Preservation of Corporate Existence.........................29
     8.4          Payment of Obligations......................................30
     8.5          Compliance with Laws........................................30
     8.6          Notices.....................................................30
     8.7          Issue Taxes.................................................31
     8.8          Reservation of Shares.......................................31
     8.9          Inspection..................................................31
     8.10         Board Representation........................................32
     8.11         Registration and Listing....................................33
     8.12         Private Offering............................................33
     8.13         Additional Registration Rights..............................33
     8.14         Carrier Receivables.........................................33
     8.15         Sale of Corporation.........................................34
     8.16         Limitation on Officers and Directors........................34
     8.17         Appointment of Smith as Attorney-In-Fact; Special
                  Power of Attorney...........................................34
     8.18         Best Efforts................................................35

ARTICLE 9    NEGATIVE COVENANTS...............................................35

     9.1          Consolidations and Mergers..................................36
     9.2          Transactions with Affiliates................................36
     9.3          No Inconsistent Agreements..................................36
     9.4          Issuance of Preferred Stock.................................37
     9.5          Taxable Dividends...........................................37

ARTICLE 10   DISPOSITIONS.....................................................37

     10.1         Dispositions by Smith.......................................37
     10.2         Dispositions by the Investor................................38

ARTICLE 11   MISCELLANEOUS....................................................38

     11.1         Survival of Provisions......................................38
     11.2         Notices.....................................................39

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     11.3         Successors and Assigns; No Third Party Beneficiaries........40
     11.4         Amendment and Waiver........................................40
     11.5         Counterparts................................................41
     11.6         Headings....................................................41
     11.7         Determinations..............................................41
     11.8         Governing Law...............................................41
     11.9         Jurisdiction................................................41
     11.10        Severability................................................41
     11.11        Rules of Construction.......................................41
     11.12        Remedies....................................................41
     11.13        Entire Agreement............................................42
     11.14        Attorneys' Fees.............................................42
     11.15        Publicity...................................................42
     11.16        Expenses....................................................42


EXHIBITS

Exhibit A         Form of Warrant
Exhibit B         Form of Certificate of Designation
Exhibit C         Certificate of Incorporation
Exhibit D         Backup Purchase Agreement
Exhibit E         Form of Registration Rights and Agreement
Exhibit F         Amended and Restated Series E Certificate
Exhibit G         Voting Agreement

SCHEDULES

Schedule 1        Investors
Schedule 5.3      Governmental Authorization
Schedule 5.6      Litigation
Schedule 5.15     Subsidiaries
Schedule 5.16     Capitalization
Schedule 5.21     Regulatory Compliance
Schedule 5.23     Registration Rights Agreements; Shareholders Agreements
Schedule 5.26     Business Model/Cash Flow Forecast
Schedule 5.27     Undisclosed Liability
Schedule 5.28     Intellectual Property
Schedule 5.30     Labor Relations

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                  STOCK AND WARRANT PURCHASE AGREEMENT (this "Investment
Agreement"), dated July 2, 2001 (the "Effective Date"), by and among Z-Tel Technologies, Inc., a corporation organized under the laws of Delaware (the "Company"), The 1818 Fund III, L.P. (the "Fund") and certain additional investors listed on Schedule 1 hereto ("Additional Investors" and collectively with the Fund, the "Investors").

                  WHEREAS, the Company may issue to the Investors, and the Investors shall purchase to the extent required by the Company, upon the terms and subject to the conditions set forth in this Investment Agreement, shares of 12% Junior Redeemable Convertible Preferred Stock, Series G, par value $.01 per share, (the "Preferred Stock") having an aggregate Liquidation Preference of up to $17,500,000; and

                  WHEREAS, in accordance with the terms and conditions set forth in this Investment Agreement, the Company shall issue to the Investors warrants (the "Warrants") to purchase, subject to the terms and conditions set forth in the form of Warrant attached hereto as Exhibit A, that number of shares of Common Stock (subject to adjustment), set forth opposite such Investor's name on
Schedule 1.

                  NOWTHEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
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         1.1      DEFINITIONS. As used in this Investment Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADDITIONAL INVESTORS" means the Investors other than the Fund who are listed on Schedule 1.

                  "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; PROVIDED, that for purposes of this Investment Agreement no Investor shall be deemed an Affiliate of the Company.

                  "BACKUP PURCHASE AGREEMENT" means the Backup Purchase Agreement by and among the Investors and Z-Tel Communications, Inc. and Touch 1 Communications, Inc. attached hereto as Exhibit D.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

                  "CARRIER CONTRACTS" means all contracts of the Company or any subsidiary with any telecommunications carrier.

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                  "CARRIER RECEIVABLES" means any receivable of the Company or any Subsidiary from any telecommunications carrier.

                  "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company together with all amendments and restatements thereof, in the form attached hereto as Exhibit C to this Investment Agreement.

                  "CHANGE OF CONTROL" of the Company shall mean such times as:

                           (i)      Any Person or "group" (within the meaning of
Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Company entitling such Person or Persons to exercise 50% or more of the total votes (excluding the Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Company (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                           (ii)     A majority of the Board of Directors of the
Company shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date or designated pursuant to this Investment Agreement and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

                           (iii)    The shareholders of the Company shall have
approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; PROVIDED that any such recapitalization shall not be considered a Change of Control if the holders of Preferred Stock have the right to participate on at least a pari passu basis.

                           (iv)     The shareholders of the Company shall have
approved of the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions;

                           (v)      Any transaction occurs, the result of which
is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

                           (vi)     Immediately after any merger, consolidation,
recapitalization or similar transaction, Smith or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of

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outstanding shares of capital stock of the Company (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Company (or the surviving Person in such transaction) and (2) in connection with or as a result of such transaction, the Company (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; PROVIDED that any such transactions shall not be considered a Change of Control if the holders of Preferred Stock have the right to participate on at least a pari passu basis.

                  "CLOSING DATE" means the a date on and as of which shares of Preferred Stock are issued by the Company and purchased by Investors pursuant to this Investment Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMISSION DOCUMENTS" means all registration statements, proxy statements, reports and other documents (and all amendments thereto), required to be filed by the Company since October 19, 1999 under the Securities Act or the Exchange Act.

                  "COMMON STOCK" means the common stock, par value $.01 per share, and each other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended.

                  "COMMUNICATIONS LICENSES" means all licenses, waivers, consents, permits or other authorizations issued or granted by the FCC or any other state or local public utilities commission to the Company or any of its Subsidiaries in connection with ownership and operation of the services provided by the Company and its Subsidiaries.

                  "CONDITION OF THE COMPANY" means the assets, business, properties or financial condition of the Company and its Subsidiaries taken as a whole.

                  "CONSOLIDATED NET WORTH" means, as of the date of determination with respect to any Person, the consolidated stockholders' equity (which, in the case of the Company, shall include the Preferred Stock) of such Person and its Subsidiaries, determined in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including, without limitation, any obligation of such first-mentioned Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any

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property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the beneficiary of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "COPYRIGHTS" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

                  "DRAWDOWN AMOUNT" means an amount at least equal to $3,500,000 that, when added to all prior Drawdown Amounts, including the Effective Date Drawdown Amount, is not greater than $17,500,000.

                  "DRAWDOWN PERIOD" means the period beginning on the Effective Date and ending on September 18, 2001.

                  "EFFECTIVE DATE DRAWDOWN AMOUNT" means a Drawdown Amount, if any, specified as such on Schedule 1.

                  "ENVIRONMENTAL LAWS" means any applicable federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation in effect as of each Closing Date, relating to environmental matters, including those pertaining to air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any contaminant including, without limitation, medical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C.ss.1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss.1251 ET SEQ.), the Clean Air Act (42 U.S.C.ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss.2601

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ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136
et seq.), and the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 ET SEQ.).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FCC" means the Federal Communications Commission.

                  "FCC RULES" means the current rules, regulations and policies of the FCC.

                  "FUND" means The 1818 Fund III, L.P., a Delaware limited partnership.

                  "FUND REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Company and the Fund executed in connection with the issuance of the Series E Preferred.

                  "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HOLDER," with respect to Preferred Shares, Warrants, Warrant Shares or Common Stock issued upon conversion of the Preferred Shares, means the Investors and any subsequent direct or indirect transferee of such security; PROVIDED, that the term Holder shall not include any Person who owns such security if it has been registered under the Securities Act or if it has been transferred to such Person after such security has been the subject of a distribution to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or otherwise distributed under circumstances not requiring a legend.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                  "INDEBTEDNESS" means as to any Person, without duplication,
(a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
(c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (e) all indebtedness

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created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (h) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (i) all capital stock issued by such Person subject to mandatory redemption that is not contingent upon future events or circumstances, and (j) any Contingent Obligation.

                  "INTERNET ASSETS" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "INVESTMENT AGREEMENT" means this Investment Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "INVESTORS" means, collectively, the Fund and the Additional Investors listed on Schedule 1.

                  "KNOWLEDGE" means knowledge after due inquiry. References to the Knowledge of the Company include the Knowledge of all of the Company's Subsidiaries.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

                  "LIQUIDATION PREFERENCE" has the meaning assigned in the Series G Certificate of Designation.

                  "NASDAQ" means the National Market System of the Nasdaq Stock Market.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "ORDERS" means any judgment, injunction, writ, award, decree or order of any nature of any Governmental Authority against, or binding upon, the Company.

                  "PATENTS" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or

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                                                                               7

reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "PERCENTAGE ALLOCATION" means, with respect to any Investor, the percentage set forth opposite such Investor's name on Schedule 1.

                  "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement in the form attached hereto as Exhibit E.

                  "REQUIREMENTS OF LAW" means as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SERIES D PREFERRED STOCK" means the Company's Series D Convertible Preferred Stock.

                  "SERIES E PREFERRED STOCK" means the Company's 8% Convertible Preferred Stock, Series E.

                  "SERIES G CERTIFICATE OF DESIGNATION" means the Certificate of Designation with respect to the Preferred Stock (the form of which is attached hereto as Exhibit B) to be adopted by the Board of Directors of the Company and filed with the Secretary of State of the State of Delaware.

                  "SOFTWARE" means any computer software programs, source code, object code, data and documentation.

                  "SOLVENT" means, with respect to any Person, that the fair saleable value on a going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including Contingent Obligations) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of Contingent Obligations at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

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                  "STOCKHOLDER APPROVAL" shall have the meaning assigned in the
Series G Certificate of Designation.

                  "STOCKHOLDER APPROVAL CERTIFICATION DATE" shall have the meaning assigned in the Series G Certificate of Designation.

                  "STOCKHOLDER MEETING" shall have the meaning assigned in the Series G Certificate of Designation.

                  "STOCKHOLDER VOTE" shall have the meaning assigned in the Series G Certificate of Designation.

                  "SUBSIDIARY" means, with respect to any Person, another Person of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such first-mentioned Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Investment Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "TAXES" means all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income.

                  "TRADE SECRETS" means any trade secrets, whether in the form of research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), or invention disclosures and improvements thereto.

                  "TRADEMARKS" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "TRANSACTION DOCUMENTS" means the Series G Certificate of Designation, the Amended Series E Certificate, the Registration Rights Agreement, the Preferred Shares, the Warrants, the Voting Agreement and the Backup Purchase Agreement.

                  "TOUCH 1 COMMUNICATIONS" means Touch l Communications, Inc. an Alabama corporation and wholly-owned subsidiary of the Company

                  "VOTING AGREEMENT" means the Voting Agreement, dated June 29, 2001, between the Company and each stockholder of the Company listed therein.

                  "Z-TEL COMMUNICATIONS" means Z-Tel Communications, Inc. a Delaware corporation and wholly-owned subsidiary of the Company.

         1.2 ADDITIONAL DEFINITIONS. The following terms are defined in the section of this Investment Agreement set forth opposite such term:

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                  TERM                               SECTION
                  ----                               -------

         Amended Series E Certificate                3.24
         Business Model                              5.26
         Company                                     Preamble
         DGCL                                        5.22
         Drawdown Notice                             2.2(b)
         Effective Date                              Preamble
         Forecast                                    5.26
         Fund                                        Preamble
         Indemnified Party                           7.1
         Independent Director                        8.10(a)
         Intellectual Property                       5.28
         Liabilities                                 7.1
         Material Contracts                          5.25
         1999 Audited Financials                     5.10
         2000 Audited Financials                     5.10
         2001 Interim Financials                     5.10
         Preferred Shares                            2.1(f)
         Preferred Stock                             Recitals
         PWRW&G                                      2.1(e)
         Smith                                       10.1(a)
         Warrants                                    Recitals
         Warrant Shares                              2.1(f)

         1.3 ACCOUNTING TERMS; FINANCIAL COVENANTS. All accounting terms used herein not expressly defined in this Investment Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.

                                   ARTICLE 2

               PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS
               --------------------------------------------------

         2.1      PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  (a) Subject to the terms and conditions herein, the Company has the right to require the Investors to purchase, and each Investor severally agrees to purchase its Percentage Allocation of, shares of Preferred Stock having an aggregate Liquidation Preference of up to $17,500,000.

                  (b) If Schedule 1 sets forth an Effective Date Drawdown Amount, then the first Closing and the first Closing Date shall occur on the Effective Date and the Drawdown Amount for such Closing shall be the Effective Date Drawdown Amount. If Schedule 1 does not set forth an Effective Date Drawdown Amount, then the first Closing and the first Closing Date shall occur, and the Drawdown Amount for such Closing shall be, as set forth in the first Drawdown Notice, if any, delivered by the Company pursuant to Section 2.2. If
Schedule 1 does not set forth an Effective Date Drawdown Amount and the Company does not deliver any Drawdown Notice pursuant to Section 2.2, then there shall be no Closing under this Investment Agreement.

                  (c) The Company agrees that at each Closing it shall issue and sell to each Investor, and each Investor agrees that at each Closing it shall purchase from the Company, for a purchase price equal to such Investor's Percentage Allocation of the Drawdown Amount for such Closing, that number of Preferred Shares having an aggregate Liquidation Preference equal to such Investor's Percentage Allocation of the Drawdown Amount for such Closing; PROVIDED that in the event any Additional Investor is unable to purchase its Percentage Allocation at the first Closing, Smith shall purchase such Additional Investor's Percentage Allocation (up to an aggregate Liquidation Preference of $2.5 million) on such Additional Investor's behalf and such Additional Investor shall repurchase such Percentage Allocation from Smith as soon as practicable thereafter. The Additional Investors may re-allocate their respective Percentage Allocations among themselves or to third parties; PROVIDED, that (i) any such third parties execute this Investment Agreement and all Transaction Documents to which the Additional Investors are party prior to being allotted any Percentage Allocation, and (ii) Smith's Percentage Allocation may in no event be less than 14.3%. In the event of any reallocation of Percentage Interests among the Additional Investors, any Additional Investor whose Percentage Allocation is reduced shall transfer and assign to the Additional Investor receiving his Percentage Allocation a proportionate amount of the Warrant held by such transferring Additional Investor. The parties agree to amend Schedule 1 to reflect any reallocation of Percentage Allocations pursuant to this Section 2.1(c).

                  (d) Subject to the terms and conditions herein, at each Closing, the Company shall deliver to each Investor a certificate or certificates, in definitive form and registered in the name of such Investor, representing the number of Preferred Shares purchased by such Investor at such Closing against delivery by such Investors to the Company of such Investor's Percentage Allocation of the Drawdown Amount in payment of the applicable purchase price for such shares by wire transfer of immediately available funds.

                  (e) Each Closing shall be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison ("PWRW&G") on such date as may be determined under Section 2.1(b) or Section 2.2, at 10:00 a.m., New York City time, or as otherwise agreed by the Company and the Investors.

                  (f) On the Effective Date, the Company shall execute and deliver to each Investor, in consideration of such Investor's entering into this Investment Agreement, a Warrant to purchase a number of shares of Common Stock equal to such Investor's Percentage Allocation of 3,000,000. All of the shares of Preferred Stock being purchased under this Investment Agreement are referred to as the "Preferred Shares"; all of the shares of Common Stock issuable upon the exercise of the Warrants are referred to as the "Warrant Shares."

         2.2      PURCHASE AND SALE OF PREFERRED STOCK AFTER EFFECTIVE DATE.

                  (a) At any time during the Drawdown Period the Company has the right (the "Issuance Right"), subject to the terms and conditions herein, to require each Investor to purchase its Percentage Allocation of Preferred Shares having an aggregate Liquidation Preference of up to $17,500,000, less an amount equal to the Effective Date Drawdown Amount, if any.

                  (b) The Company may exercise the Issuance Right from time to time during the Drawdown Period by giving the Investors written notice of its election to exercise the Issuance Right (each, a "Drawdown Notice"). Each Drawdown Notice shall specify:

                           (i)      The Closing Date on which the related
Closing shall occur, which shall be a Business Day occurring at least five Business Days after the date of the relevant Drawdown Notice and must occur during the Drawdown Period; provided, that the Investors waive such five Business Day notice period with respect to the first Drawdown Notice.

                           (ii)     A Drawdown Amount.

                  (c) On each Closing Date, the Company shall deliver to each Investor a revised Schedule 1 to this Investment Agreement, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, reflecting the number of shares of Preferred Stock purchased by each Investor at such Closing.

         2.3 SERIES G CERTIFICATE OF DESIGNATION. The Preferred Stock shall have the preferences and rights set forth in the Series G Certificate of Designation.

         2.4 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Preferred Stock and the Warrants to the Investors to fund the Company's working capital and operating funds.

         2.5 ALLOCATION OF PURCHASE PRICE. As soon as reasonably practicable after the end of the Drawdown Period, the aggregate consideration paid for the Preferred Shares and Warrants issued under this Investment Agreement shall be allocated for tax purposes among such Preferred Shares and Warrants in a manner to be reasonably determined by the holders of a majority of the Preferred Shares. The Investors and the Company agree to use the allocations determined pursuant to this Section 2.7 for all tax purposes. The Investors shall promptly notify the Company in writing of each determination pursuant to this Section.

                                   ARTICLE 3

             CONDITIONS TO THE OBLIGATION OF THE INVESTORS TO CLOSE
             ------------------------------------------------------

                  The obligation of the Investors to purchase the Preferred Shares, to pay the Drawdown Amount at each Closing and to perform any obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before such Closing Date (except as set forth below):

         3.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct in all material respects at and as of such Closing Date as if made at and as of such date; provided, that any representation and warranty qualified in any respect by materiality shall be true and correct at and as of such Closing Date as if made at and as of such date.

         3.2 COMPLIANCE WITH THIS INVESTMENT AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before such Closing Date.

         3.3 OFFICER'S CERTIFICATE. The Investors shall have received a certificate, dated the Relevant Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

         3.4 SECRETARY'S CERTIFICATE. The Investors shall have received a certificate, dated such Closing Date, and signed by the Secretary or an Assistant Secretary of the Company, certifying the truth and correctness of (a) the attached copies of the Certificate of Incorporation and By-laws of the Company and (b) the resolutions of the Board of Directors of the Company approving this Investment Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, approval for the purposes of Section 203(a)(1) of the DGCL.

         3.5 DOCUMENTS. On or prior to the Effective Date, the Investors shall have received copies of such documents as they reasonably may request in connection with the sale of the Preferred Shares and the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Investors.

         3.6 PURCHASE PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Preferred Shares and the Warrants to be acquired by the Investors hereunder and the consummation of the transactions contemplated hereby
(a) shall not be prohibited by any applicable law or governmental regulation and
(b) shall not subject any of the Investors to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation.

         3.7 FILING OF SERIES G CERTIFICATE OF DESIGNATION. On or prior to the Effective Date, the Series G Certificate of Designation shall have been duly filed by the Company with the Secretary of State of the State of Delaware.

         3.8 OPINION OF COUNSEL. The Investors shall have received the opinion of Trenam Kemker, counsel to the Company, dated as of such Closing Date, in a form satisfactory to the Investors.

         3.9 APPROVAL OF COUNSEL TO THE INVESTORS. Prior to such Closing Date, all actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to PWRW&G, counsel to the Investors, as to their form and substance.

         3.10 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons, necessary or required in connection with the execution, delivery or performance (including, without limitation, the payment of dividends on the Preferred Stock and the issuance of Common Stock upon the conversion of the Preferred Stock or exercise of the Warrants) by the Company or enforcement against the Company of this Investment Agreement and the Transaction Documents shall have been obtained and be in full force and effect, and the Investors shall have been furnished with appropriate evidence thereof.

         3.11 CONSENT OF CERTAIN PREFERRED STOCKHOLDERS. Prior to the Effective Date, the Company shall have received the requisite consent of the holders of the Company's Series E Preferred Stock to the Amended Series E Certificate.

         3.12 RIGHTS PLAN. Prior to the Effective Date, the Rights Agreement, dated as of February 19, 2001, between the Company and American Stock and Transfer Company, shall have been amended in form and substance satisfactory to the Fund.

         3.13 NO MATERIAL ADVERSE CHANGE. Since March 31, 2001, there shall have been no material adverse change, nor shall any such change be threatened, in the Condition of the Company since that date.

         3.14 CONDUCT OF BUSINESS. The Company shall have conducted its business in the ordinary course from the Effective Date to such Closing Date, and no transaction not in the ordinary course of business shall have occurred without the Investors' consent.

         3.15 REGISTRATION RIGHTS AGREEMENT. On the Effective Date, the Company shall have duly executed and delivered to the Additional Investors the Registration Rights Agreement.

         3.16 CHARTER AND BY-LAWS OF THE COMPANY. Except for the Series G Certificate of Designation or as otherwise approved by the Fund, no amendments to the Certificate of Incorporation or Bylaws of the Company as in effect on the Effective Date shall have been effected.

         3.17 MARKET CONDITIONS. Between the Effective Date of this Investment Agreement and such Closing Date, (a) trading in the Common Stock shall not have been suspended by the Commission or by the NASDAQ for a material portion of a trading day, (b) trading in securities generally on the NYSE or NASDAQ shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Investment Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (c) a general banking moratorium shall not have been declared by either Federal or New York State authorities and (d) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

         3.18 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Investment Agreement or any of the Transaction Documents.

         3.19 NO DEFAULT OR BREACH. Neither the Company nor any of its Subsidiaries shall have been in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the Condition of the Company or which could materially adversely affect the ability of the Company to perform its obligations under this Investment Agreement or any of the Transaction Documents.

         3.20 NASDAQ. As of the Effective Date, the Company shall reasonably believe, based on telephone conversations with representatives of NASDAQ, and the Fund shall have no reasonable basis for disbelief, that the consummation of the transactions contemplated by this Investment Agreement and the Transaction Documents will not result in any action by NASDAQ against the Company. As of each Closing Date, the Company shall continue to believe, and the Fund shall continue to have no reasonable basis for disbelief, that the consummation of the transactions contemplated by this Investment Agreement and the Transaction Documents will not result in any action by NASDAQ against the Company.

         3.21 OTHER INVESTORS. At each Closing, Smith shall have purchased his Percentage Allocation of the Preferred shares specified in the relevant Drawdown Notice.

         3.22 WARRANTS. On Effective Date, the Company shall have duly executed and delivered to each Investor a Warrant exercisable for the number of shares of Common Stock equal to such Investor's Percentage Allocation of 3,000,000.

         3.23 BACKUP PURCHASE AGREEMENT. Z-Tel Communications and Touch 1 Communications shall have duly executed and delivered the Backup Purchase Agreement. The representations and warranties in the Backup Purchase Agreement shall be true and correct in all material respects at and as of such Closing Date.

         3.24 CERTIFICATE OF DESIGNATION, SERIES E. On the Effective Date, the Company shall have filed the amended and restated Certificate of Designation of 8% Convertible Preferred Stock, Series E (the "Amended Series E Certificate") attached hereto as Exhibit F.

         3.25 VOTING AGREEMENTS. On the Effective Date, the Company and certain investors of the Company (including the Fund) having the power to vote (as defined in the Voting Agreement) an aggregate of at least 50.1% of the Company Stock (as defined in the Voting Agreement and assuming the issuance of shares of Series G Preferred having an aggregate Liquidation Preference of $8 million and issuance of the Warrants) shall have duly executed and delivered a Voting Agreement and the Voting Agreement shall be in full force and effect on each Closing Date.

                                   ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE
                             -----------------------

                  The obligations of the Company to issue and sell the Preferred Shares and the Warrants, and to consummate the transactions contemplated herein on each Closing Date, shall be subject to the satisfaction or waiver of the following conditions on or before such Closing Date:

         4.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Investors contained in Article 6 hereof shall be true and correct in all material respects at and as of each Closing Date as if made at and as of such date.

         4.2 COMPLIANCE WITH THIS INVESTMENT AGREEMENT. The Investors shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Investors on or before such Closing Date.

         4.3 ISSUANCE PERMITTED BY APPLICABLE LAWS. The issuance of the Preferred Shares and the Warrants and the consummation of the transactions contemplated hereby by the Company (a) shall not be prohibited by any applicable law or governmental regulation and (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation.

         4.4 APPROVAL OF COUNSEL TO THE COMPANY. All actions and proceedings hereunder and all documents required to be delivered by the Investors hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Trenam Kemker, counsel to the Company, as to their form and substance.

         4.5 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Investors or enforcement against the Investors of this Investment Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         4.6 CONSENT OF CERTAIN PREFERRED STOCKHOLDERS. Prior to the Effective Date, the Company shall have received the requisite consent of the holders of its Series E Preferred Stock to the Amended Series E Certificate.

                                    ARTICLE 5

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY
                            -------------------------

                  The Company hereby represents and warrants to the Investors, and to each of them, as follows:

         5.1      CORPORATE EXISTENCE AND POWER. The Company and each of its
Subsidiaries:

                  (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) has (i) full corporate (or other organizational) power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

                  (c) is duly qualified as a foreign person, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                  (d) is in compliance with all Requirements of Law; except, in the case of (b)(ii), (c) or (d) of this Section 5.1, to the extent that the failure to so comply would not have a material adverse effect on the Condition of the Company.

         5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Investment Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares, the Warrants and the Common Stock issuable upon the conversion of the Preferred Shares and exercise of the Warrants:

                  (a) are within the Company's corporate power and authority and have been duly authorized by all necessary corporate action; and

                  (b) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Material Contract of the Company or any of its Subsidiaries or any order or decree directly relating to the Company or any of its Subsidiaries.

         5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. Except as set forth on Schedule 5.3 or as contemplated by Section 4.5 and Section 4.6, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Investment Agreement and the Transaction Documents or the transactions contemplated hereby or thereby.

         5.4 BINDING EFFECT. This Investment Agreement and each of the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company. This Investment Agreement and each of the Transaction Documents constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general equitable principles, except that any rights to indemnification set forth in this Investment Agreement and the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations.

         5.5 NO LEGAL BAR. Neither the execution, delivery nor performance of this Investment Agreement and the Transaction Documents nor the issuance or performance of the terms of the Preferred Shares or the Warrants will violate any Requirement of Law.

         5.6      LITIGATION.

                  (a) Except as set forth on Schedule 5.6, there are no actions, suits, proceedings, claims or disputes pending, or to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries:

                           (i)      with respect to this Investment Agreement,
the Preferred Shares, the Warrants or the Registration Rights Agreement or any of the transactions contemplated hereby or thereby; or

                           (ii)     which would, if adversely determined, (A)
have a material adverse effect on the Condition of the Company or (B) have a material adverse effect on the ability of the Company to perform its obligations under this Investment Agreement or any Transaction Document.

                  (b) No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Investment Agreement or any Transaction Document.

         5.7 NO DEFAULT OR BREACH. No event has occurred and is continuing which constitutes a default under or breach of any of the provisions of Article 8 or 9. No event which constitutes a default under or breach of any of the provisions of Article 8 or 9 is likely to result from the incurring of obligations by the Company under this Investment Agreement or the Transaction Documents or from the issuance of the Preferred Shares or the Warrants. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would have a material adverse effect on the Condition of the Company or on the ability of the Company to perform its obligations under this Investment Agreement or the Transaction Documents.

         5.8 TITLE TO PROPERTIES. The Company and each of its Subsidiaries have good and defensible title to, or hold leases in full force and effect in all their real property, except for such defects in title as could not, individually or in the aggregate, have a material adverse effect on the Condition of the Company or the ability of the Company to perform its obligations under this Investment Agreement or the Transaction Documents.

         5.9 TAXES. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all income tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate for all income tax liabilities applicable to the Company and its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

         5.10 FINANCIAL CONDITION. The Company heretofore has delivered to the Investors true and correct copies of audited consolidated financial statements of the Company and its Subsidiaries dated as of December 31, 1999 (the "1999 Audited Financials), December 31, 2000 (the "2000 Audited Financials") and the unaudited consolidated financial statements of the Company and its Subsidiaries dated as of March 31, 2001 (the "2001 Interim Financials"). The 1999 Audited Financials, 2000 Audited Financials and the 2001 Interim Financials have been prepared in accordance with GAAP applied consistently and present fairly in all material respects the consolidated financial condition of the Company as of the dates thereof and the consolidated results of operations of the Company for the period, or portion thereof, then ended (except in the case of the 2001 Interim Financials, for normal year-end adjustments and the absence of footnotes).

         5.11 NO MATERIAL ADVERSE CHANGE. Since March 31, 2001, there has not been any material adverse change, nor to the Knowledge of the Company is any such change threatened, in the Condition of the Company.

         5.12 COMMISSION DOCUMENTS. The Company has filed all registration statements, proxy statements, reports and other documents required to be filed by it under the Securities Act or the Exchange Act, and all amendments thereto. The Company has furnished or made available to the Investors copies of all Commission Documents, each as filed with the Commission. Each Commission Document, as amended, when filed with the Commission or as so amended was true and accurate in all material respects and in compliance in all material respects with the requirements of its respective report form.

         5.13 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws except as would not have a material adverse effect on the Condition of the Company. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of the Company, threatened against the Company pursuant to Environmental Laws except as would not have a material adverse effect on the Condition of the Company; and, to the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which could reasonably be expected to prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws except as would have not have a material adverse effect on the Condition of the Company.

         5.14 INVESTMENT COMPANY. Neither the Company nor any Person controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.15 SUBSIDIARIES. Schedule 5.15 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Each such Subsidiary is directly or indirectly wholly owned by the Company.

         5.16 CAPITALIZATION. As of the Effective Date, without giving effect to the execution of this Investment Agreement, the issuance of the Warrants, or any Closing that may occur on the Effective Date: (i) the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock and 39,523,816 shares of preferred stock, par value $.01 per share, of which as of the date hereof, 34,036,466 shares of Common Stock and 8,854,914 shares of preferred stock are issued and outstanding; (ii) except as set forth on Schedule 5.16, there are no shares of capital stock of the Company reserved for issuance; and (iii) except for the Warrants, this Investment Agreement, the Preferred Shares, or as set forth on Schedule 5.16 or in the Series G Certificate of Designation, there are no options, warrants or other rights to any Person to purchase shares of capital stock or other securities of the Company, and the Company is not obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the transfer of shares of capital stock of the Company issued or issuable to the Investors. All of the outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. The Preferred Shares when issued upon payment of the Purchase Price, and the shares of Common Stock when issued upon conversion of the Preferred Shares or exercise of the Warrants, will be duly authorized, and, in each case, validly issued, fully paid and non-assessable.

         5.17 SOLVENCY. On and as of each Closing Date, after giving effect to the transactions contemplated in this Investment Agreement, the Company will be Solvent.

         5.18 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or, to its Knowledge, its representatives in connection with the offer or sale of the Preferred Shares. Assuming the truth and accuracy of the Investors' representation in Section 6.5, no registration of the Preferred Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares or the Warrants pursuant to this Investment Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Preferred Shares or the Warrants or any other security so as to require the registration of the Preferred Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares or the Warrants are so registered.

         5.19 BROKER'S, FINDER'S OR SIMILAR FEES. Except for the obligation of the Company to pay an advisory fee to Breckenridge Securities Corp., and as set forth on Schedule 5.16, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity.

         5.20     FULL DISCLOSURE.

                  (a) No statement by the Company contained in (i) this Investment Agreement or (ii) any certificates delivered to the Investors in connection with the purchase and sale of the Preferred Shares at any Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances in which made, not materially false or misleading.

                  (b) There is no fact that the Company has not disclosed to the Investors in writing which materially adversely affects, or insofar as the Company can reasonably foresee, could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Investment Agreement or the Transaction Documents.

         5.21     REGULATORY COMPLIANCE.

                  (a) The Company and its Subsidiaries hold all Communications Licenses required under the Communications Act, the FCC Rules or other state or local laws or rules to own and operate their properties and to carry on the business of the Company and its Subsidiaries as now conducted, except as would not have a material adverse effect on the Condition of the Company.

                  (b) Set forth on Schedule 5.21 is a complete list of all Communications Licenses of the Company and its Subsidiaries relating to or used in connection with the business of the Company and its Subsidiaries, including which legal entity holds such License and, if such legal entity is neither the Company nor any of its Subsidiaries, a summary of the terms under which the Company and its Subsidiaries is permitted to engage in the business relating to such License. Such list correctly sets forth the expiration date, if any, of each such Communications License. Each such Communications License is in full force and effect, and is not subject to any special conditions outside the ordinary course. The Company and its

Subsidiaries have taken all actions and performed all of their obligations that are necessary to maintain such Communications Licenses without adverse modification or impairment.

                  (c) Except as set forth on Schedule 5.21, the Company and its Subsidiaries are not parties to, nor to the Knowledge of the Company is there threatened in writing, any formal investigation, notice of apparent liability, violation, forfeiture or other notice, order or formal complaint issued by or before any court or regulatory body (other than non-material, ordinary course of business customer complaints), including the FCC, that could in any manner threaten or adversely affect the validity or continued effectiveness of the Communications Licenses of the Company and its Subsidiaries. Since January 1, 2000, the Company and each Subsidiary has filed in a substantially timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to the Communications Act, the FCC Rules or other state or local laws or rules related to Communications Licenses. All such filings are accurate and complete in all material respects.

                  (d) The Company and its Subsidiaries are in compliance with the Communications Licenses, the Communications Act, the FCC Rules or other state or local laws or rules, except as would not have a material adverse effect on the Condition of the Company.

                  (e) The Company has no Knowledge of any facts, and the Company and the Subsidiaries have received no formal written notice, indicating that the Company and the Subsidiaries, in their ownership and operation of the business of the Company and the Subsidiaries, are not in compliance with all requirements of (i) applicable FCC Rules or the Communications Act, or (ii) similar state and local statutes, regulations and ordinances, except as would not have a material adverse effect on the Condition of the Company.

                  (f) No consent, waiver or other action of, or filing or notification to, the FCC is required for the consummation of the transactions contemplated hereby.

         5.22 CERTAIN STATUTES. The Board of Directors of the Company has approved this Investment Agreement and the transactions contemplated hereby for purposes of Section 203(a)(1) of the Delaware General Corporations Law (the "DGCL") and has taken all appropriate and necessary actions to ensure that the restrictions on business combinations in Section 203 of the DGCL will not have any effect on the transactions contemplated by this Investment Agreement and will not in the future apply to any Investor by reason of this Investment Agreement, the Transaction Documents or the transaction contemplated hereby or thereby.

         5.23 REGISTRATION RIGHTS AGREEMENT. Schedule 5.23 sets forth all agreements to which the Company or any Subsidiary is a party or by which it is bound relating to the registration of its securities or, in the case of a Subsidiary, the securities of the Company. Except as set forth on Schedule 5.23, no agreements grant any registration rights to any Person which are inconsistent with the rights to be granted to the Investors in the Registration Rights Agreement. Schedule 5.23 sets forth all agreements to which the Company has Knowledge relating to the voting of Common Stock or restricting the transfer of Common Stock.

         5.24 TRADE RELATIONS. There exists (a) to the Knowledge of the Company, no actual or (b) so far as the Company is aware, no threatened, material change in the business relationship of the Company and its Subsidiaries taken as a whole with any customer or any group of customers, or with any supplier, which would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

         5.25 MATERIAL CONTRACTS. All contracts, agreements and commitments of the Company and its Subsidiaries required to be filed with the Company's Commission Documents ("Material Contracts") are in full force and effect and binding upon the parties thereto in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar laws affecting creditors' rights generally from time to time in effect and general equitable principles. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to a Material Contract, is in default under, and no condition exists that with notice or lapse of time, or both, would constitute a default under any Material Contract, in each case other than defaults that individually or in the aggregate would not have a material adverse effect on the Condition of the Company. The Company has no Knowledge of any threatened cancellation or termination of any Material Contract.

         5.26 BUSINESS MODEL. Prior to the Effective Date, the Company delivered to the Investors the Z-Tel Technologies, Inc. Consolidated Business Model 2001 Business Plan, dated June 30, 2001, (the "Business Model") and the Z-Tel Consolidated Cash Balance forecast, (the "Forecast") copies of each of which are attached as Schedule 5.26. The assumptions used in preparation of the Business Model and Forecast were reasonable when made and continue to be reasonable as of the Effective Date. The Business Model and Forecast have been prepared in good faith. The Investors acknowledge that the Business Model and Forecast contain assumptions about future events and that actual results during the period or periods covered may differ from the data and results contained in such Business Model and Forecast and such differences may be material and adverse to the Company.

         5.27     NO UNDISCLOSED FINANCIAL LIABILITIES. Except as set forth on
Schedule 5.27, the Company and its Subsidiaries, after giving effect to the transactions contemplated hereby, will not have any material direct or indirect indebtedness, liability (including, without limitation, product liability or warranty claim), obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) liabilities fully and adequately reflected on the 2001 Interim Financials, (b) liabilities incurred since March 31, 2001 in the ordinary course of business, (c) liabilities incurred pursuant to this Investment Agreement and (d) liabilities which individually or in the aggregate would not have a material adverse effect on the Condition of the Company.

         5.28     INTELLECTUAL PROPERTY.

                  (a) (i) The Company is the owner of all, or has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted or contemplated in the Business Plan, free and clear of all Liens, except as would have not have a material adverse effect on the Condition of the Company.

                           (ii)     Except as set forth on Schedule 5.28, no
action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened in writing, which challenges the validity, enforceability, use or ownership of the Intellectual Property.

                           (iii)    The Company has substantially performed all
obligations imposed upon it under any Intellectual Property licenses, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses are enforceable and in full force and effect, and will continue to be so on identical terms immediately following each Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  (b) No Person is infringing upon or otherwise violating any Trademarks of the Company and to the Knowledge of the Company, no Person is violating any other Intellectual Property rights of the Company, except in each case as would not in the aggregate be reasonably expected to have a material adverse effect on the Condition of the Company.

                  (c) No former employer of any employee of the Company currently is asserting a claim against the Company that such employee is utilizing Intellectual Property of such former employer.

                  (d) The Company is not a party to or bound by any license or other agreement requiring the payment by the Company of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

                  (e) To the Knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company. Subject to Section 5.6, to the Knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with any prior employer.

                  (f) To the Knowledge of the Company, none of the Trade Secrets of the Company, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company, except as required pursuant to the filing of a patent application by the Company or pursuant to a non-disclosure agreement.

                  (g) Except on Schedule 5.28, it is not necessary for the Company's business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company (or persons the Company presently intends to hire).

                  (h) All present employees of the Company have executed and delivered confidentiality agreements with the Company, and are obligated under the terms thereof to protect all confidential information received during the course of employment for a period of five years after such information is received.

         5.29 ERISA. Neither the Company nor any of its Subsidiaries has violated any provisions of ERISA, or the rules and regulations promulgated thereunder, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company. If any plan subject to ERISA is adopted, the execution and delivery of this Investment Agreement and the sale of the Preferred Shares and the Warrants will not involve any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.30     LABOR RELATIONS. Except to the extent set forth in Schedule
5.30 (a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, (b) the Company and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including but not limited to, the Workers Adjustment and Retraining Notification Act, and neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, (c) there is no unfair labor practice complaint against the Company or any of its Subsidiaries or pending before the National Labor Relations Board,
(d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Company's Knowledge, threatened against or affecting the Company or any of its Subsidiaries, (e) with respect to the Company or any of its Subsidiaries, no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or exists and, to the Company's Knowledge, no claim therefor is threatened, and (f) neither the Company nor any of its Subsidiaries has experienced any work stoppage or other labor difficulty since inception; except in the case of clauses (b), (c), (d), (e) and (f) as would not have a material adverse effect on the Condition of the Company.

                                   ARTICLE 6

                               REPRESENTATIONS AND
                           WARRANTIES OF THE INVESTORS
                           ---------------------------

                  The Investors, severally and not jointly, represent and warrant to the Company as follows:

         6.1      EXISTENCE AND POWER.  Each of the Investors:

                  (a) who is not a natural person is duly organized and validly existing under the laws of the jurisdiction of its organization; and

                  (b) has full power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

         6.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each of the Investors of this Investment Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including without limitation the acquisition of the Preferred Shares, the Warrants and the Common Stock issuable upon the conversion of the Preferred Shares and exercise of the Warrants:

                  (a) is within the Investor's power and authority and has been duly authorized by all necessary action;

                  (b) does not contravene the terms of the governing documents of any Investor who is not a natural person, or any amendment thereof;

                  (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Investor, or any order or decree directly relating to the Investor, and

                  (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than filing and expiration of the applicable waiting period under the HSR Act.

         6.3 BINDING EFFECT. This Investment Agreement and each Transaction Document to which it is a party have been duly executed and delivered by each of the Investors, constitute the legal, valid and binding obligation of each of the Investors enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.4 NO LEGAL BAR. The execution, delivery and performance of this Investment Agreement and the Transaction Documents will not violate any Requirement of Law or any Contractual Obligation of any of the Investors.

         6.5 PURCHASE FOR OWN ACCOUNT. The Preferred Shares and the Warrants (including, for purposes of this Section 6.5, the Common Shares issuable upon conversion of the Preferred Shares and exercise of the Warrants) to be acquired by each of the Investors pursuant to this Investment Agreement are being acquired for its own account for investment purposes and with no view toward any "distribution" thereof within the meaning of the Securities Act, without prejudice, however, to the rights of such Investors at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, or pursuant to Article 10 hereof, and subject, nevertheless, to the disposition of the Investors' property being at all times within their control. If any of the Investors should in the future decide to dispose of any of the Preferred Shares, Warrants, the shares of Common Stock issuable upon conversion of the Preferred Shares or the Warrant Shares, such Investor understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to the Preferred Shares. If any of the Investors should decide to dispose of the Preferred Shares or Warrants, other than pursuant to the provisions of the Registration Rights Agreement or Article 10 hereof, such Investor, if requested by the Company, will have the obligation in connection with such disposition, at the Investor's expense, of delivering to the Company an opinion of counsel of recognized standing in securities law, to the effect that the proposed disposition of the Preferred Shares or Warrants would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for any such securities that it accept, such opinion. The Investors agree to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares and the shares of Common Stock issued on conversion thereof to the following effect:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

The Investors agree to the imprinting, so long as required by law, of a legend on the Warrants and the Warrant Shares to the following effect:

     "THE WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THE WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNLESS SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

         6.6 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investors or any action taken by the Investors.

         6.7 INVESTMENT KNOWLEDGE. Each Investor has sufficient knowledge and experience in financial and business matters and the business in which the Company is engaged so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares, Warrants, the shares of Common Stock issuable upon conversion of the Preferred Shares and the Warrant Shares, and is able to bear the economic risk of the loss of its investment in the Company. Each of the Investors is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

                                    ARTICLE 7

                                 INDEMNIFICATION
                                 ---------------

         7.1 INDEMNIFICATION BY THE COMPANY. In addition to all other sums due hereunder or provided for in this Investment Agreement, the Company agrees to indemnify and hold harmless the Investors and their Affiliates (including, without limitation, Brown Brothers Harriman & Co.) and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Investment Agreement or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Investment Agreement, the Transaction Documents, the transactions contemplated hereby or thereby, or any indemnified person's role therein or in the transactions contemplated hereby or thereby; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Liabilities arising solely out of actions brought by the partners or members of any of the Investors against an Indemnified Party or by one Indemnified Party against another, (c) to the extent that it is finally judicially determined that such Liabilities resulted primarily from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Party or (ii) a breach of the Investor's representations in Article 6 or any breach of the Investor's obligations under this Investment Agreement or the Registration Rights Agreement, or (d) any Liabilities arising solely from the transfer of the Preferred Shares or the Warrants by any of the Investors to any Person; provided further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Indemnified Party. The maximum aggregate amount the Company shall be required to pay any Investor under this section 7.1 with respect to Liabilities resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Investment Agreement shall not exceed the aggregate Purchase Price paid by such Investor under this Investment Agreement.

         7.2 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 7 or (ii) under this Article 7 unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall promptly notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, (a) there are or may be legal defenses available to such Indemnified Party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay unreasonable fees or expenses or fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that the Company will not, without the prior written consent of the Investors, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Investors and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         7.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Fund Registration Rights Agreement and the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS
                              ---------------------

                  The Company hereby covenants and agrees (a) with the Investors, and each of them, and any Affiliate of the Investors with respect to all of this Article 8, and (b) with any other Holder, with respect to all of this Article 8 except Sections 8.1(c), 8.9, 8.10 and 8.12, so long as such Investor, such Affiliate or such Holder holds any Preferred Shares or Warrants, and with respect to Section 8.10, 8.11, 8.12 and 8.13 so long as such Investor, such Affiliate or such Holder holds any shares of Common Stock issued or issuable upon conversion of the Preferred Shares or exercise of the Warrants:

         8.1 FINANCIAL STATEMENTS. The Company shall deliver to the Investors and any of their Affiliates that are Holders:

                  (a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management discussion and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of PricewaterhouseCoopers LLP (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with respect to which such accounting firm concurs); PROVIDED, HOWEVER, that the delivery of a copy of the Company's Annual Report on Form 10-K shall satisfy the requirements of this Section 8.1(a);

                  (b) commencing with the fiscal period ending on June 30, 2001, as soon as available, but in any event not later than forty-five (45) days (or fifty (50) days if the Company avails itself of the time extension provided by Rule 12b-25 promulgated under the Exchange Act) after the end of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; PROVIDED, HOWEVER, that the delivery of a copy of the Company's Quarterly Report on Form 10-Q shall satisfy the requirements of this Section 8.1(b);

                  (c) annual budgets and such other financial and operating data of the Company and its Subsidiaries, as the Investors reasonably may request, to the extent that such information is formally prepared for the Company's Chairman, President, Board of Directors and/or banks or other lenders, subject to the provisions of Section 8.9(b);

                  (d) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Investors and prospective investors of the Preferred Shares or the Warrants, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                  (e)      except as otherwise provided in Sections 8.1(a) and
(b), promptly after the same are filed, copies of all Commission Documents.

         8.2 CERTIFICATES; OTHER INFORMATION. The Company shall furnish to the Investors and to any Affiliate of the Investors that is a Holder, concurrently with the delivery of the financial statements referred to in
Section 8.1(a), a certificate of the Company's Chief Financial Officer stating that to the knowledge of such officer there is no default under or breach of Articles 8 and 9, except as specified in such certificates.

         8.3 PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate or organizational existence under the laws of its jurisdiction of incorporation or organization except as permitted by Section 9.1;

                  (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business; and

                  (c) use its reasonable efforts to preserve its business organization.

         8.4 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims which the Company and each of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property (other than Liens which individually or in the aggregate would not have a material adverse effect on the Condition of the Company), unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                  (c) all payments of principal of and interest on Indebtedness when due (giving effect to any grace periods relating thereto).

         8.5 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except such as to which such failure to comply would not have a material adverse effect on the Condition of the Company.

         8.6 NOTICES. Upon Knowledge of the Chief Executive Officer, the President or the Chief Financial Officer of the Company of the events described below, the Company shall give written notice within 10 days to the Investors of:

                  (a) the occurrence of any default under, or breach of, any provision of Article 8 or 9 accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto; and

                  (b) any (i) material default or event of default under any material Contractual Obligation, of the Company or any of its Subsidiaries, or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; each accompanied by a statement setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         8.7 ISSUE TAXES. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Preferred Shares and the Warrants and the execution and delivery of the Transaction Documents and any modification of the Preferred Shares or the Warrants or such other agreements and documents and will hold the Investors harmless, without limitation as to time, against any and all Liabilities with respect to all such taxes.

         8.8      RESERVATION OF SHARES.

                  (a) The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares as provided in the Series G Certificate of Designation, such number of shares of Common Stock as shall then be issuable or deliverable upon the conversion of all outstanding Preferred Shares. Such shares of Common Stock shall, when issued or delivered in accordance with the Series G Certificate of Designation, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Preferred Shares are convertible upon the proper surrender of the Preferred Shares in accordance with the provisions of the Series G Certificate of Designation and shall otherwise comply with the terms thereof.

                  (b) The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of the Warrants as provided therein, the Warrant Shares. Such Warrant Shares shall, when issued or delivered in accordance with the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Warrant Shares upon the proper surrender of a notice in accordance with the provisions of the Warrants and shall otherwise comply with the terms thereof.

         8.9      INSPECTION.

                  (a) The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Investors to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                  (b) The Investors and any Holder which is an Affiliate of any of the Investors expressly agrees that any confidential information relating to the Company and its Subsidiaries obtained (i) in negotiation and execution of this Investment Agreement, (ii) during any inspection pursuant to Section 8.9(a), (iii) pursuant to Section 8.1(c) or 8.10, (iv) from the Company or any of its Subsidiaries or representatives thereof which is clearly marked "Confidential" on the first or cover page thereof or (v) in conducting its due diligence investigation of the Company prior to the execution of this Investment Agreement, (collectively, the "Information") shall be kept confidential by the Investors and such Affiliate, and that they shall use their best efforts to cause any person designated pursuant to Section
8.10 to attend meetings of the Board of Directors to keep all Information confidential.

                  The term "Information" shall not include any information which
(i) at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of its disclosure by the Investors or such Affiliate), (ii) was available to the Investors or such Affiliate on a non-confidential basis prior to disclosure to the Investors or such Affiliate by the Company, (iii) becomes available to the Investors or such Affiliate on a non-confidential basis from a Person who is not to the Investors' or such Affiliate's knowledge otherwise bound by a confidentiality agreement with the Company, or (iv) has been independently developed by the Investors or its Affiliates.

                  Notwithstanding the foregoing, the Investors and their Affiliates may disclose Information to: (i) their advisors, representatives, agents, partners or employees, with the understanding that such parties are bound by the agreement of the disclosing party in this Section 8.9(b) and (ii) any prospective transferee of the Preferred Shares or the Warrants or of an interest in the Investors or in a successor fund sponsored by Brown Brothers Harriman & Co. if such transferee enters into a confidentiality agreement having substantially the same terms as this Section 8.9(b).

         8.10     BOARD REPRESENTATION.

                  (a) In addition to the two representatives of the Fund who may serve on the Company's Board of Directors pursuant to the Stock and Warrant Purchase Agreement dated October 19, 2000, at any time on or after the Stockholder Approval Certification Date (as that term is defined in the Series G Certificate of Designation), the Fund may designate one additional, independent director to serve on the Company's Board of Directors (the "Independent Director") subject to approval of the Board of Directors, which approval shall not be unreasonably withheld. Prior to the Fund appointing the Independent Director, the Company shall use its best efforts to cause a vacancy to be created on its Board of Directors (by increasing the number of members of the Board of Directors or otherwise), and, within 21 days of receiving notice from the Fund, the Company shall use its best efforts to cause the Independent Director to be selected to fill such vacancy. With respect to the Company, the Independent Director shall be an "independent director" within the meaning of Nasdaq Rule 4200(a)(14), an "outside director" within the meaning of Section 162(m) of the Code and the Regulations promulgated thereunder, and not (other than solely by reason of serving as a director of the Company) an Affiliate, officer, director, employee or agent of any Investor.

                  (b) On and after the Stockholder Approval Certification Date, and commencing with the then next succeeding annual meeting of stockholders of the Company , the Company shall use its best efforts cause the Independent Director to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its reasonable best efforts to cause the election of such Independent Director, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.

                  (c) In the event the Independent Director shall cease to serve as a director for any reason, the Company shall use its reasonable efforts to cause the vacancy resulting thereby to be filled by a substitute Independent Director designated by the Fund in accordance with and meeting the requirements of Section 8.10(a).

         8.11 REGISTRATION AND LISTING. If any shares of Common Stock required to be reserved for purposes of conversion of the Preferred Shares as provided in the Series G Certificate of Designation or for purposes of exercise of the Warrants as provided therein require registration with or approval of any Governmental Authority under any Federal or state or other applicable law before such Common Stock may be issued or delivered upon such conversion or exercise, the Company will endeavor in good faith and as expeditiously as possible to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Investors' representation contained in Section 6.5. So long as the Common Stock is quoted on the NASDAQ or listed on any national securities exchange, the Company, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, all Common Stock issuable or deliverable upon conversion of the Preferred Shares and exercise of the Warrants.

         8.12 PRIVATE OFFERING. In the event the Company proposes to sell Common Stock in an offering not required to be registered under the Securities Act, it will give the Investors at least 20 Business Days prior notice. If any of the Investors elects by written notice to the Company within 15 Business Days after receipt of such notice, it may participate in the sale (under the same terms and conditions as set out in such offering), by including in such sale in place of an equal number of shares of Common Stock to be sold by the Company, such aggregate number of shares of Common Stock as is equal to the product obtained by multiplying (i) the number of shares of Common Stock proposed to be sold by the Company by (ii) a fraction (A) the numerator of which is the number of shares of Common Stock into which the Preferred Shares held by such Investor have heretofore been or may be converted and (B) the denominator of which is the sum of (x) the amount of such numerator and (y) the total number of shares of Common Stock outstanding at such time. The provisions of this Section 8.12 shall not apply to issuances of Common Stock in connection with: (1) acquisitions by the Company, (2) the exercise of options or conversion of convertible securities and (3) services rendered to the Company.

         8.13 ADDITIONAL REGISTRATION RIGHTS. The Company shall not provide any registration rights with respect to its securities which are superior or inconsistent with those granted under the Registration Rights Agreement.

         8.14 CARRIER RECEIVABLES. So long as any Preferred Stock is outstanding, the Company shall cause: (a) all Carrier Receivables to arise out of the course of Z-Tel Communications' or Touch 1 Communications' business and not that of the Company or any other Subsidiary (except Subsidiaries holding Carrier Contracts, the Carrier Receivables for which are payable to Z-Tel Communications or Touch 1 Communications); and (b) all Carrier Receivables and Carrier Contracts to be the assets of Z-Tel Communications or Touch 1 Communications (or in the case of Carrier Contracts (but not Carrier Receivables) Z-Tel Network Services, Inc.) and not of the Company or any other Subsidiary.

         8.15 SALE OF CORPORATION. In the event of a contemplated Change of Control of the Company, the Company shall, if requested by the Investors holding a majority of the Preferred Shares, use its best efforts to cause such Change of Control to be structured in a manner that requires the purchaser(s) to purchase the Warrants from the Investors at a price equal to the consideration the Investors would have received had they exercised the Warrants immediately prior to the consummation of such Change of Control less the exercise price of such Warrants.

         8.16 LIMITATION ON OFFICERS AND DIRECTORS. No Additional Investor who is an officer or director of the Company shall, at any time prior to the occurrence of the Stockholder Approval Certification Date, (1) cast, or be permitted to cast, any vote with respect to any share of Preferred Stock or submit any share of Preferred Stock for conversion into Common Stock, (2) exercise, or be permitted to exercise, any Warrant in whole or in part, or (3) convert, or be permitted to convert, any share of Preferred Stock owned by such Additional Investor into Common Stock. If, prior to the Stockholder Approval Certification Date, any share of Preferred Stock owned by any such Additional Investor otherwise would be required to be converted into Common Stock then, in lieu of such conversion, the Company shall purchase from such Additional Investor and such Additional Investor shall sell such share to the Company for the purchase price then previously paid by such Additional Investor for such share. If the Stockholder Approval Certification Date shall not have occurred on or before December 31, 2001, then the Company and the Additional Investor shall rescind the Additional Investor's participation in this Investment Agreement, whereupon such Additional Investor shall surrender and return to the Company for cancellation all shares of Preferred Stock and all Warrants theretofore issued to such Additional Investor under this Investment Agreement, and the Company shall return to such Additional Investor all payments made by such Additional Investor to the Company under this Investment Agreement. Each Additional Investor consents to every purchase and every rescission effectuated in accordance with this Section.

         8.17     APPOINTMENT OF SMITH AS ATTORNEY-IN-FACT; SPECIAL POWER OF
                  ATTORNEY.

                  Except as otherwise set forth on Schedule 1:

                  (a) Each Additional Investor (other than Smith), on behalf of such Additional Investor and also on behalf of such Additional Investor's successors, assigns, heirs and, if applicable, the executors, personal representatives or administrators of such person's estate, hereby irrevocably constitutes and appoints Smith as such person's agent and attorney-in-fact to (a) receive, accept and acknowledge receipt of all notices, documents, instruments, materials and information required or permitted to be transmitted, delivered or provided to such Additional Investor under or pursuant to this Investment Agreement or any document or instrument referred to therein, including but not limited to the Series G Certificate of Designation, (b) agree on such Additional Investor's behalf to waive any of the conditions to such Additional Investor's obligations to consummate the transactions contemplated by this Investment Agreement; and (c) to do such further and other things as may, in the judgment of Smith as attorney-in-fact, be necessary or convenient, and containing such terms and conditions as Smith as attorney-in-Fact shall deem advisable, to carry out the purposes of this special power of attorney.

                  (b) Unless the Company has received written notice from an Additional Investor of termination of this special power of attorney, the Company may assume that Smith is authorized as attorney-in-fact to take any action deemed advisable by Smith in connection with the matters contemplated hereby, and the Company shall have no responsibility to confirm in any manner the authority of Smith.

                  (c) All business transacted under this special power of attorney for the Additional Investor shall be transacted in the Additional Investor's name, and all endorsements and instruments executed by Smith for the purpose of carrying out any of the foregoing powers shall contain the Additional Investor's name, followed by that of Smith and the designation "Attorney-in-Fact".

                  (d) If the authority contained herein shall be revoked or terminated by operation of law without notice, the Additional Investor does hereby agree for the Additional Investor, and the Additional Investor's executors, administrators, heirs, successors, and assigns, and in consideration of the said attorney-in-fact's willingness to act pursuant to this special power of attorney, to save, indemnify and hold Smith harmless from any loss suffered or any liability incurred by Smith in so acting after such revocation or termination without notice. In addition, the Additional Investor does hereby save, indemnify and hold the Company harmless from any loss suffered or liability incurred as a result of action in reliance upon the authority granted to Smith as attorney-in-fact hereunder prior to receipt by the Company of written notice of such revocation or termination.

         8.18 BEST EFFORTS. The Company shall promptly use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain Stockholder Approval, including, without limitation: (a) recommending to the Company's stockholders the approval of the terms of this Investment Agreement and the issuance of the Preferred Stock as contemplated by this Investment Agreement; and (b) voting all shares for which the Company holds proxies or is otherwise entitled to vote (but excluding any such share held by any other person (other than a stockholder of the Company party to the Voting Agreement) as to which the Company has received or is subject to other voting instructions) in favor of the issuance of the Preferred Stock as contemplated by this Investment Agreement. In addition, the Company shall use its commercially reasonable best efforts to cause the Stockholder Approval Certification Date to occur on the earliest practicable date and in any event no later than December 31, 2001. The Company shall promptly deliver to the Investors notice that the Stockholder Approval Certification Date has occurred, or if such date does not occur by December 31, 2001, the Company shall deliver to the Investors notice on such date that the Stockholder Approval Certification Date has not occurred.

                                    ARTICLE 9

                               NEGATIVE COVENANTS
                               ------------------

                  The Company hereby covenants and agrees with the Investors, any Affiliate of the Investors, and any Holder so long as such Person holds any Preferred Shares or Warrants, that without the prior consent of such Person in accordance with Section 11.4:

         9.1 CONSOLIDATIONS AND MERGERS. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

                  (a) The corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Company shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the Company under this Investment Agreement and the Transaction Documents;

                  (b) immediately after giving effect to such transaction, no default under, or breach of, provisions of Article 8 and 9 exists; and

                  (c) the Company shall have furnished to the Holders (i) an opinion of counsel satisfactory to a majority in interest of the Holders addressing the matters (other than Solvency) set forth in clause (a) above and
(ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; PROVIDED, that nothing in this Section 9.1 shall affect the rights of any Holder under this Investment Agreement and the Transaction Documents.

         9.2 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such subsidiary; provided, that any transaction approved by a majority of the independent directors of the Company shall be conclusively deemed to be on such terms.

         9.3 NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its Subsidiaries shall enter into any loan or other agreement, or enter into any amendment or other modification to any currently existing agreement, which by its terms restricts or prohibits the ability of the Company to pay dividends on the Preferred Stock, to issue Common Stock upon conversion of the Preferred Stock in accordance with the Series G Certificate of Designation and this Investment Agreement or to issue the Warrant Shares; provided, however, that the foregoing shall not prevent the Company from entering into loan or other agreements that contain restrictions on the ability of the company to pay dividends on the Preferred Stock either (a) during the existence of an event of default under such agreements or (b) if such payment or repurchase would, although not in itself a breach of any covenant in any such agreement, result in the occurrence of a default or event of default arising from a breach by the Company of one or more covenants regarding the financial condition of the Company so long as, on the date such agreement is entered into, (x) the terms of any such covenants would not prohibit such payment on such date and (y) the Company does not reasonably anticipate that any of the terms of such covenants is likely to be breached during the term of such agreement as a result of such payment of dividend.

         9.4 ISSUANCE OF PREFERRED STOCK. The Company shall not issue any Preferred Stock except pursuant to this Investment Agreement.

         9.5 TAXABLE DIVIDENDS. The Company shall use commercially reasonable efforts to not take any action that would require the reporting of any taxable stock dividends to the holders of the Preferred Shares under Section 305 of the Code.

                                   ARTICLE 10

                                  DISPOSITIONS
                                  ------------

         10.1     DISPOSITIONS BY SMITH.

                  (a) If D. Gregory Smith ("Smith") at any time or from time to time proposes or agrees to sell or transfer to a Person or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons, any shares of Common Stock held by him, and so long as the Fund and all Holders that are Affiliates of the Fund hold collectively at least five percent of the Common Stock issued or issuable upon conversion of the Preferred Stock, Smith shall give written notice of such proposed sale to the Fund within 15 Business Days prior to the date of such sale, which notice shall state the price and other terms of the proposed transaction and shall state the number of shares proposed to be sold; PROVIDED, HOWEVER, that the provisions of this Section 10.1(a) shall not apply to the sale or transfer of any shares of Common Stock held by Smith unless the sum of such shares plus all other shares of Common Stock sold or transferred by Smith during the period from October 19, 2000 to the date of the proposed sale or transfer of such share shall be equal to or greater than 25% of the number of shares of Common Stock held by Smith on October 19, 2000 (assuming the exercise of all options held by Smith). So long as the Fund and all Holders that are Affiliates of the Fund hold collectively at least five percent of the Common Stock issued or issuable upon conversion of the Preferred Stock, the Fund and each such Holder may, upon giving written notice thereof to Smith within ten Business Days after receipt of the notice provided for in the first sentence of this Section 10.1, participate in such sale on the same terms and conditions as those offered by Smith to such third party or parties, by including in such sale in place of an equal number of shares of Common Stock held by Smith (excluding any shares with respect to which the provisions of this Section 10.1(a) shall not apply in accordance with the preceding sentence hereof) such aggregate number of shares of Common Stock as is equal to the product obtained by multiplying (i) the number of shares of Common Stock proposed to by sold by Smith by (ii) a fraction (A) the numerator of which is the number of shares of Common Stock into which the Preferred Shares held by the Fund and each such Holder have theretofore been converted or may be converted and (B) the denominator of which is the sum of (x) the amount of such numerator and (y) 7,360,800 (which number shall be adjusted appropriately for any subdivision, combination, reclassification or similar event with respect to the Common Stock).

                  (b) Notwithstanding anything to the contrary in this Investment Agreement, including Section 10.1(a) hereof, the provisions of this
Section 10.1 shall not apply to any sale or transfer by Smith of any shares of Common Stock (i) to (A) a spouse, (B) any of his lineal descendants, (C) a partnership or trust set up for the benefit of one or more of such persons or (D) any entity controlled by Smith; PROVIDED, HOWEVER, that any proposed sale or transfer by any of such transferees shall be deemed to be a sale or transfer by Smith for purposes of this Section 10.1, or (ii) pursuant to a transaction intended to be a charitable contribution.

                  (c) The provisions of this Section 10.1 shall terminate upon the death or disability of Smith or if Smith is no longer either an officer or director of the Company. The term "disability" shall mean, with respect to Smith, that due to physical or mental infirmity, whether total or partial, Smith is permanently unable to perform his usual duties for the Company.

         10.2     DISPOSITIONS BY THE INVESTOR.

                  (a) Except as set forth below, until the earlier to occur of (i) the first anniversary of the Effective Date, (ii) the date on which the Investors collectively cease to own at least five percent of the Common Stock issued or issuable upon conversion of the Preferred Stock, (iii) the occurrence of a Change of Control and (iv) the occurrence of a breach with respect to any of the covenants set forth in Sections 8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14 or Article 9, which breach remains uncured ten Business Days after written notice is provided to the Company (the "Transfer Restriction Period"), no Investor shall transfer or sell any derivative security with respect to or otherwise dispose of its Preferred Shares, Common Stock issued upon conversion of the Preferred Shares, Warrants or Warrant Shares (collectively, the "Series G Stock"); PROVIDED that Smith may transfer to any Additional Investor any Preferred Shares purchased by Smith in excess of his Percentage Allocation of the first Closing Drawdown Amount in accordance with Section 2.1(c).

                  (b) Notwithstanding anything in this Section 10.2 to the contrary, the Fund may, at any time and from time to time, sell or otherwise transfer the Series G Stock (i) pursuant to an exchange offer or a tender offer not opposed by a majority of the Company's Board of Directors, (ii) pursuant to any all cash tender offer made by any Person for all of the issued and outstanding Common Stock, (iii) pursuant to the Fund Registration Rights Agreement, (iv) to any of the Fund's Affiliates, or (v) to the Fund's limited partners pursuant to a pro rata distribution; PROVIDED, HOWEVER, that any Affiliates (or limited partners) of the Fund to which such securities are transferred shall agree to be bound by all of the transfer restrictions set forth in this Section 10.2.

                  (c) Except as otherwise provided in Section 10.2(b), any securities transferred by the Investors shall not thereafter be subject to the provisions of this Section 10.2.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

         11.1 SURVIVAL OF PROVISIONS. All warranties, representations and covenants made by the Company in or under this Investment Agreement shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of this Investment Agreement and the issuance to the Investors of the Preferred Shares and the Warrants, regardless of any investigation made by the Investors or on their behalf. All warranties, representations and covenants made by the Investors or on their behalf shall survive the execution and delivery of this Investment Agreement and the issuance to the Investors of the Preferred Shares and the Warrants. Except as otherwise set forth in Article 8 or 9, all of the representations and warranties made herein and each of the provisions of Articles 5, 6, 7 and 11 shall survive the execution and delivery of this Investment Agreement, any investigation by or on behalf of the Investors or any Affiliate, acceptance of the Preferred Shares and the Warrants and payment therefor, payment or prepayment of the Preferred Shares and the Warrants upon redemption or otherwise, conversion of the Preferred Shares and exercise of the Warrants or termination of this Investment Agreement; provided, that the representations and warranties set forth in Articles 5 and 6 shall expire and terminate upon the earlier of (i) conversion of all of the Preferred Shares into Common Stock and the exercise of all of the Warrants for Common Stock and (ii) the second anniversary of the later of (x) the Effective Date or (y) any Closing.

         11.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a)      if to the Fund at the following address:

                           The 1818 Fund III, L.P.
                           c/o Brown Brothers Harriman & Co.
                           59 Wall Street
                           New York, New York 10005
                           Telecopier No.:  (212) 493-8429
                           Attention: Lawrence C. Tucker

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019-6064
                           Telecopier No.: (212) 757-3990
                           Attention: Marilyn Sobel, Esq.

                  (b)      if to the Company at the following address:

                           Z-Tel Technologies, Inc.
                           6091 South Harbour Island Boulevard
                           Suite 220
                           Tampa, Florida 33602
                           Telecopier No.: (813) 273-6861
                           Attention:  Jeffrey H. Kupor, Esq.

                           with a copy to:

                           Trenam Kemker
                           2700 Bank of America Plaza

                           Tampa, FL  33602
                           Fax:  813-229-6553
                           Attn:  Cary Ross, Esq.

                  (c) if to the Additional Investors at the following address:

                           c/o D. Gregory Smith
                           Z-Tel Technologies, Inc.
                           6091 South Harbour Island Boulevard
                           Suite 220
                           Tampa, Florida 33602
                           Telecopier No.:  (813) 273-6861

                           or, as to any Additional Investor, as otherwise set forth on Schedule 1

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         11.3 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Investment Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Each of the Investors may assign any of its rights under this Investment Agreement only to any of its Affiliates; provided, that any such Affiliate (including any limited partner) agrees to be bound by the provisions in this Investment Agreement. The Company may not assign any of its rights under this Investment Agreement without the written consent of the Investors. Except as provided in Article 7, no Person other than the parties hereto is intended to be a beneficiary of this Investment Agreement or the Transaction Documents. Nothing in this Section 11.3 shall prohibit the Investors from transferring Common Stock, Preferred Shares or the Warrants to any person nor shall anything in this Section affect any Holder's rights under the Registration Rights Agreement.

         11.4 AMENDMENT AND WAIVER. No failure or delay on the part of the Company or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investors at law, in equity or otherwise. Any amendment, supplement, modification or termination of or to any provision of this Investment Agreement, any waiver of any provision of this Investment Agreement, and any consent to any departure by the Company from the terms of any provision of this Investment Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given and shall be effective only when signed in writing by or on behalf of holders of at least 50% of the Common Stock issued and issuable upon conversion of the Preferred Shares (whether or not converted) (it being understood that the terms of this Investment Agreement may be waived or amended with the written consent of holders of at least 50% of the Common Stock issued and issuable upon conversion of the Preferred Shares (whether or not converted)). Except where notice is specifically required by this Investment Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         11.5 COUNTERPARTS. This Investment Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.6 HEADINGS. The headings in this Investment Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.7 DETERMINATIONS. Except where any provision expressly requires that a determination be reasonable or a consent not be unreasonably withheld, or be subject to qualifications to similar effect, all determinations to be made by the Company, the Investors or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

         11.8 GOVERNING LAW. This Investment Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         11.9 JURISDICTION. Each party to this Investment Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Investment Agreement or any agreements or transactions contemplated hereby shall be brought only in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11.2, such service to become effective 10 days after such mailing.

         11.10 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         11.11 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Investment Agreement.

         11.12 REMEDIES. If a breach of this Investment Agreement, any Warrant or the Series G Certificate of Designation by the Company occurs and is continuing, any Holder may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Investment Agreement, the Warrant or the Series G Certificate of Designation. Except as otherwise provided by law, a delay or omission by any Holder in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         11.13 ENTIRE AGREEMENT. This Investment Agreement, together with the exhibits and schedules hereto and the Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Investment Agreement, together with the exhibits and schedules hereto, and the Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         11.14 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Investment Agreement (including, without limitation, the representations and warranties of the Investors), the Transaction Documents or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

         11.15 PUBLICITY. Except as may be required by applicable law or stock exchange rules, neither party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Investment Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by either party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other party and shall give the other party an opportunity to comment thereon.

         11.16 EXPENSES. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Investors for (i) all reasonable consulting and legal fees and expenses and other charges of the Investors in connection with the negotiation, execution and delivery of this Investment Agreement and the Transaction Documents and the purchase of the Preferred Shares (including, without limitation, all reasonable fees, disbursements and related charges of PWRW&G) and (ii) reasonable out-of pocket expenses for attendance at meetings of the Board of Directors of the Company by the Fund's Directors and any representative. The Company agrees that it will make such reimbursements as such fees and expenses are incurred, upon request from the Investors.

                  IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                   Z-TEL TECHNOLOGIES, INC.


                                   By:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        Name:   D. Gregory Smith
                                        Title:  President and CEO


                                   THE 1818 FUND III, L.P.

                                   By:  Brown Brothers Harriman & Co.,
                                        General Partner


                                   By:  /s/ Lawrence C. Tucker
                                        ---------------------------------------
                                        Name:   Lawrence C. Tucker
                                        Title:  Partner

                  IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.


                                   ADDITIONAL INVESTORS

                                   D. GREGORY SMITH

                                   By:  /s/ D. Gregory Smith
                                        ---------------------------------------
                                        Name:   D. Gregory Smith


                                   JEFFREY BOWDEN

                                   By:  /s/ Jeffrey Bowden
                                        ---------------------------------------
                                        Name:   Jeffrey Bowden


                                   FULMEAD VENTURES LIMITED

                                   By:  /s/ J. Hurley
                                        ---------------------------------------
                                        Name:   J. Hurley
                                        Title:  Director


                                   CHARLES MC DONOUGH

                                   By:  /s/ Charles Mc Donough
                                        ---------------------------------------
                                        Name:   Charles McDonough


                                   N. DUMAS GARRETT

                                   By:  /s/ N. Dumas Garrett
                                        ---------------------------------------
                                        Name:   N. Dumas Garrett


                                   CHARLES HYMAN

                                   By:  /s/ Charles Hyman
                                        ---------------------------------------
                                        Name:   Charles Hyman


                                   MARK FEIGHNER

                                   By:  /s/ Mark Feighner
                                        ---------------------------------------
                                        Name:   Mark Feighner